UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2011

TRI CITY BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	0-9785	39-1158740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 South 27th Street Oak Creek, Wisconsin	53154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 761-1610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 8, 2011, Tri City Bankshares Corporation, a Wisconsin corporation (the “Corporation”), held its annual meeting of shareholders (the “2011 Annual Meeting”).  There were 7,296,755 shares of the Corporation’s common stock represented in person or by proxy at the 2011 Annual Meeting, constituting a quorum of approximately 81.9% of the Corporation’s issued and outstanding shares as of the voting record date.

The only matter voted on at the 2011 Annual Meeting was a proposal to elect thirteen members of the Board of Directors of the Corporation to serve until the 2012 Annual Meeting of  Shareholders and until their successors are elected and qualified.  The voting results were as follows:

	For	Withheld (including abstentions and broker non-votes)
(1) Frank Bauer	7,039,617	257,138
(2) William Beres	7,049,715	247,040
(3) Sanford Fedderly	7,277,300	19,455
(4) Scott Gerardin	7,049,715	247,040
(5) William Gravitter	7,276,300	20,455
(6) Christ Krantz	7,268,697	28,058
(7) Brian McGarry	7,039,422	257,333
(8) Robert Orth	7,051,365	245,390
(9) Ronald K. Puetz	7,049,715	247,040
(10) Agatha T. Ulrich	7,042,607	254,148
(11) David Ulrich, Jr.	7,042,762	253,993
(12) William Werry	7,003,684	293,071
(13) Scott A. Wilson	7,051,365	245,390

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI CITY BANKSHARES CORPORATION

Dated:

June 14, 2011

By:  /s/ Frederick R. Klug

       Frederick R. Klug

       Senior Vice President and Chief Financial Officer

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